UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 25, 2019

PolyOne Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	POL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously announced, on August 16, 2019, PolyOne Corporation (the “Company”) entered into a definitive asset purchase agreement (the “Agreement”) with SK Echo Group S.à r.l., a société à responsabilité limitée governed by the laws of Luxembourg (“Purchaser”), pursuant to which Purchaser agreed to acquire the Company’s Performance Products and Solutions business segment (the “PP&S Business”) for $775 million in cash, subject to a customary working capital adjustment. On October 25, 2019, the Company completed the sale of the PP&S Business to the Purchaser pursuant to the terms of the Agreement.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)
The unaudited pro forma condensed combined financial information of the Company, giving effect to the divestment of the PP&S Business, together with the related notes thereto, is attached hereto as Exhibit 99.1.

(d)    Exhibits.

Exhibit	Description
2.1
Asset Purchase Agreement, dated August 16, 2019, by and among PolyOne Corporation and SK Echo Group S.à r.l. (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, SEC File No. 1-16091)

99.1	Unaudited pro forma condensed combined statements of income of PolyOne Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By: /s/ Bradley C. Richardson

Bradley C. Richardson
Executive Vice President and Chief Financial Officer
Dated: October 28, 2019